Confidential	Exhibit 10.2

GOVERNANCE AGREEMENT

THIS GOVERNANCE AGREEMENT (the “Agreement”) is made as of the [●] day of [●], 2022, by and among Reddit, Inc., a Delaware corporation (including any successor thereto, the “Company”), Advance Magazine Publishers Inc. (“Advance”), and Steven Huffman (“Huffman”). Each of Advance, Huffman, and the Company, a “Party” and collectively, the “Parties”.

RECITALS

WHEREAS, the Company intends to file a Registration Statement on Form S-1 (as amended, the “Registration Statement”) in connection with its IPO (as defined below) on or about [●], 2022; and

WHEREAS, the Parties desire to enter into this Agreement to govern certain of their rights, duties, and obligations after consummation of the IPO (as defined below), in each case, in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Defined Terms. For purposes of this Agreement, as used herein, the following terms have the following meanings:

(a) “Advance Change of Control” means the sale of Advance or one or more other Advance Entities in one or a series of related transactions resulting in a Person who is not an Advance Entity acquiring, directly or indirectly, beneficial ownership of more than 50% of the then-outstanding Equity Securities of Advance.

(b) “Advance Entity” means (i) Advance Magazine Publishers Inc., (ii) any Newhouse Person, and (iii) any Affiliate of any of the foregoing, until such time as such Person is not an Affiliate of any of the foregoing. For the avoidance of doubt, references to the ownership or beneficial ownership by any Advance Entity of any securities or control of any voting power will be deemed to refer to the ownership (whether of record or book-entry through a brokerage account held in the name of such Advance Entity) or beneficial ownership of such securities or control of such voting power by the Advance Entities collectively and determined pursuant to Rule 13d-3 under the Exchange Act.

(c) “Advance Ownership Cap” has the meaning set forth in Section 3.1.

(d) “Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, officer, director, or manager of such Person and any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such Person.

(e) “beneficially own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; “beneficially owns,” “beneficially owned,” and “beneficial ownership” will have corresponding meanings.

(f) “Board” means the Board of Directors of the Company.

(g) “Board Observer Agreement” has the meaning set forth in Section 2.5(a).

(h) “Business Day” means a day other than a Saturday, Sunday, federal, or California State holiday or other day on which commercial banks in California are authorized or required by law to be closed for business; provided that such banks shall be deemed to be open for business in the event a “shelter in place” order or similar closure of physical branch locations is required at the direction of any Governmental Authority if such banks’ electronic funds transfer systems (including wire transfers) are open for use by customers on such day.

(i) “Bylaws” means the bylaws of the Company, as may be amended and/or restated from time to time.

(j) “Company Change of Control” means (i) the closing of the sale, transfer, or other disposition of all or substantially all of the Company’s assets or intellectual property (determined on a consolidated basis), (ii) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least fifty percent (50%) of the then-outstanding Voting Securities (or voting securities of the surviving or acquiring entity)), (iii) any Person or group of Persons within the meaning of Section 13(d)(3) of the Exchange Act becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the then-outstanding Voting Securities, or (iv) the closing of the transfer (whether by merger, consolidation, or otherwise), in one transaction or a series of related transactions, to a Person or group of affiliated Persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such closing and as a result of such closing, such Person or group of affiliated Persons would hold fifty percent (50%) or more of the then-outstanding Voting Securities (or voting securities of the surviving or acquiring entity); provided, however, that a transaction shall not constitute a Company Change of Control if (A) its sole purpose is to change the state of incorporation of the Company or to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately prior to such transaction or (B) one or more Advance Entities or, in the event Advance Entities and Huffman are deemed to be a group within the meaning of Section 13(d)(3) of the Exchange Act, one or more Advance Entities and Huffman becoming the beneficial owner of fifty percent (50%) or more of the then-outstanding Voting Securities in compliance with this Agreement.

(k) “Chief Executive Officer” means (i) Huffman so long as he is the chief executive officer of the Company and (ii) following the date on which Huffman is no longer the chief executive officer of the Company, the individual appointed by the Board to be chief executive officer of the Company.

(l) “Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.

(m) “Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of the Company.

(n) “Class C Common Stock” means the Class C common stock, par value $0.0001 per share, of the Company.

(o) “Closing Date” means the date of the closing of the IPO.

(p) “Common Stock” means, collectively, the shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend, or combination, or any reclassification, recapitalization, merger, consolidation, or similar transaction.

(q) “control” as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of Voting Securities, by agreement, or otherwise. The terms “controls,” “controlled,” and “controlling” will have corresponding meanings.

(r) “Director” means any member of the Board from time to time.

(s) “Equity Securities” means, with respect to any Person, any shares of capital stock or equity of (or other ownership or profit interests in) such Person, any warrants, options, or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, any securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person, or warrants, options, or other rights for the purchase or acquisition from such Person of such shares of capital stock or equity of (or other ownership or profit interests in) such Person, restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation, and any other ownership or profit interests issued by such Person (including partnership or member interests therein), whether voting or nonvoting, and regardless of whether any such option, award, or right is vested or whether any conditions to the exercise of the rights conferred thereby have been met.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Governing Documents” means the PubCo Charter and Bylaws, as each may be amended from time to time.

(v) “Governmental Authority” means any federal, state, tribal, local, or foreign governmental or quasi-governmental entity or municipality or subdivision thereof or any authority, administrative body, department, commission, board, bureau, agency, court, tribunal or instrumentality, arbitration panel, commission, or similar dispute resolving panel or body, or any applicable self-regulatory organization.

(w) “IPO” means the Company’s first firm commitment underwritten public offering of a class of its Common Stock or a direct listing of a class of its Common Stock on a national securities exchange pursuant to an effective registration statement under the Securities Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase, or similar plan).

(x) “Law” means each applicable federal, state, local, municipal, foreign, or other law, order, judgment, rule, code, statute, legislation, regulation, principle of common law, treaty, convention, requirement, variance, proclamation, edict, decree, writ, injunction, award, ruling, or ordinance that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented, or otherwise put into effect by or under the authority of any Governmental Authority.

(y) “Necessary Action” means, with respect to any Party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and within such Party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that the Directors may have in such capacity) necessary to cause such result, including: (i) calling special meetings of stockholders; (ii) appearing at any meeting of the stockholders of the Company or otherwise causing all shares of capital stock of the Company entitled to vote thereon to be counted as present thereat for purposes of calculating a quorum; (iii) voting or providing a written consent or proxy, if applicable in each case, with respect to shares of capital stock of the Company entitled to vote on such matters; (iv) voting in favor of or otherwise causing the adoption of stockholders’ resolutions and amendments to the Governing Documents of the Company; (v) executing agreements and instruments; and (vi) making, or causing to be made, with Governmental Authorities, all filings, registrations, or similar actions that are required to achieve such result.

(z) “Newhouse Person” means any (i) individual that is a lineal descendent (including adoptees) of Meyer and Rose Newhouse, a spouse or surviving spouse of any such descendants, or the estate of any of the foregoing individuals, and (ii) any trust, corporation, limited liability company, partnership, or other entity which is primarily, directly or indirectly, owned, controlled, or established for the benefit of one or more individuals or estates described by the foregoing clause (i).

(aa) “Observer” has the meaning set forth in Section 2.5(a).

(bb) “Permitted Transferee” shall mean any Advance Entity.

(cc) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority or any department, agency, or political subdivision thereof.

(dd) “PubCo Charter” means the Company’s amended and restated certificate of incorporation to be filed and effective in connection with the consummation of the IPO, as may be amended from time to time.

(ee) “Registration Statement” has the meaning set forth in the Recitals.

(ff) “SEC” means the U.S. Securities and Exchange Commission.

(gg) “Securities Act” means the Securities Act of 1933, as amended.

(hh) “Voting Securities” means the Common Stock (excluding the Class C Common Stock) and any other securities of the Company entitled to vote generally in the election of directors of the Company.

Section 1.2 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires: (a) when a reference is made in this Agreement to an Article, Section, or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement, unless otherwise indicated; (b) whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation;” (c) the words “hereof,” “hereto,” “hereby,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) any references in this Agreement to “the date hereof” refers to the date of execution of this Agreement; (e) the term “or” is not exclusive; (f) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if;” (g) all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined, or except as otherwise expressly provided therein; (h) words in this Agreement describing the singular number shall be deemed to include the plural and vice versa, and words in this Agreement denoting any gender shall be deemed to include all genders; (i) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (j) any statute defined or referred to herein or in any agreement or instrument that is referred to herein shall mean such statute as may be amended from time to time, unless otherwise specifically indicated; (k) references to a Person are also to its permitted successors and assigns; and (l) when calculating the period of time before which, within which, or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. The Parties have participated jointly in the negotiation and drafting of this Agreement with the assistance of counsel and other advisors and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement or interim drafts of this Agreement.

ARTICLE 2

GOVERNANCE

Section 2.1 Chairperson of the Board. The Chairperson of the Board shall be selected from among the members of the Board by the members of the Board and shall have the powers as set forth in the Bylaws or applicable Governing Document; provided, however, that the Parties agree that, following the Closing Date, a member of the Board cannot become the Chairperson of the Board without the prior written approval of each of Advance and, for so long as he remains Chief Executive Officer, Huffman, unless such agreement cannot be reached within fifteen (15) days of written notice to the Board by either Advance or Huffman that they are unable to reach agreement as to such approval, whereupon the Chairperson of the Board shall be selected by the members of the Board who are independent in accordance with the applicable requirements of the national securities exchange on which the Company’s Equity Securities are listed for trading unless and until the subsequent written approval of each of Advance and Huffman is provided.

Section 2.2 Future Issuances. Unless otherwise agreed to by Advance, following the Closing Date all issuances of Equity Securities of the Company shall be either (i) shares of Class A Common Stock or Class C Common Stock or (ii) securities convertible solely into, exchangeable solely for, or containing a right to purchase solely, shares of Class A Common Stock or any other class or series of common stock with one or fewer votes per share; provided that the foregoing shall not limit any issuances of Equity Securities by the Company pursuant to the unmodified terms of any right or security issued and outstanding prior to the date hereof.

Section 2.3 Board Size. As of and following the Closing Date, the Board shall initially consist of [●] Directors and the Board will determine the size of the Board; provided that any increases resulting in more than ten (10) Directors shall be subject to Advance’s prior written approval.

Section 2.4 Board Designation Rights.

(a) Following the Closing Date and subject to the applicable requirements of the national securities exchange on which the Company’s Equity Securities are listed for trading, and the satisfaction of all applicable legal requirements regarding service as a Director and the qualification requirements as specified in Section 2.4(c), each of the Parties shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as Directors at each applicable annual or special meeting of stockholders at which Directors are to be elected, two (2) nominees designated by Advance (any such designee, an “Advance Designee”).

(b) Following the Closing Date and subject to the applicable requirements of the national securities exchange on which the Company’s Equity Securities are listed for trading, and the satisfaction of all applicable legal requirements regarding service as a Director and the qualification requirements as specified in Section 2.4(c), Advance shall have the exclusive right to (i) replace its Advance Designees and (ii) designate Directors for election to the Board to fill vacancies created by reason of death, removal, or resignation of its Advance Designees. Each of the Parties shall take all Necessary Action to cause any such replacement and/or vacancy to be filled by replacement Directors designated by Advance (any such designee, a “Replacement Designee” and, together with the Advance Designees, the “Director Designees”) as promptly as practicable after such designation. Notwithstanding anything to the contrary contained in this Section 2.4(b), Advance shall not have the right to designate a Replacement Designee, and the Company shall not be required to take any action to cause any vacancy to be filled by any such Replacement Designee, to the extent that election or appointment of such Replacement Designee to the Board would result in a number of Director Designees nominated by Advance in excess of the number of Advance Designees that Advance is then entitled to nominate for membership on the Board.

(c) If the nominating and corporate governance committee of the Company (or a similar committee serving the nominating function) determines in good faith that a Director Designee (i) is not qualified to serve on the Board consistent with such committee’s duly adopted policies and procedures applicable to all directors or (ii) does not satisfy the applicable requirements of the national securities exchange on which the Company’s Equity Securities are listed for trading, regarding service as a Director, Advance shall have the right to designate a different Director Designee.

(d) Following the termination of this Agreement, each Director Designee shall immediately offer to tender his or her resignation for consideration by the Board and, if such resignation is requested by the Board, such Director Designee shall resign immediately upon receipt of such request in writing. In the event that the Board requests such resignation, each of the Parties shall immediately take all Necessary Action to ensure the resignation and, if resignation is not forthcoming promptly, removal, of such Director Designee. Notwithstanding anything to the contrary herein, a Director Designee may resign at any time regardless of the period of time left in his or her then-current term.

Section 2.5 Board Observer Rights and Obligations.

(a) Following the Closing Date, the Company shall permit a representative of Advance (the “Observer”) to attend all meetings (including, unless prohibited by the rules of the principal securities exchange on which the Company’s Equity Securities are listed for trading, meetings held in executive session) of the Board and any committees thereof in a nonvoting observer capacity and, in this respect, shall give such Observer copies of all notices, minutes, consents, and other materials that it provides to the Board, at the same time and in the same manner as such information is delivered to the Board (including such materials delivered to the members of any committee of the Board); provided, however, that (a) the Company reserves the right to withhold any information and to exclude such Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or where the sole purpose of such committee is to address actual or potential conflicts of interest between Advance and the Company, and (b) such Observer shall enter into a Board Observer Agreement in the form attached hereto as Exhibit A (the “Board Observer Agreement”). The Observer shall be permitted to share information and materials from Board and committee meetings with Advance and Advance’s directors, executive officers, employees involved with respect to Advance’s investment in the Company, attorneys, accountants and tax advisors, provided such information is clearly marked by the Observer as “confidential” and is protected consistent with the obligations under the Board Observer Agreement and with the confidentiality requirements set forth in Section 2.5(b). The Observer may participate fully in discussions of all matters brought to the Board or committee thereof, as the case may be, for consideration, but in no event shall the Observer (i) be deemed to be a member of the Board or any committee thereof; (ii) except for (and without limitation of) the obligations expressly set forth in this Agreement and the Board Observer Agreement, have or be deemed to have, or otherwise be subject to, any duties (fiduciary or otherwise) to the Company or its stockholders; or (iii) have the right to propose or offer any motions or resolutions to the Board or committees thereof. Upon request, the Company shall allow the Observer to attend Board or committee meetings by telephone or electronic communication. The presence of the Observer shall not be taken into account or required for purposes of establishing a quorum

(b) Advance shall be responsible for (i) any breach by an Observer of the Board Observer Agreement, or (ii) in the event any confidential information is provided by an Observer to Advance or certain related parties in accordance with Section 2.5(a) hereof, any failure by Advance or such related party to comply with Section 4 of the Board Observer Agreement as if a party thereto. Without limiting the generality of the foregoing, Advance expressly acknowledges and agrees to be bound by Section 4(b) of the Board Observer Agreement.

Section 2.6 Committee Designation Rights. Following the Closing Date and unless otherwise agreed to by Advance, one (1) of the Director Designees shall, upon Advance’s request, be a member of each committee of the Board, other than the audit committee of the Company (provided that the authority and responsibilities of the audit committee of the Company shall be limited to those authorities and responsibilities that are required for an audit committee by the Exchange Act, the applicable requirements of the national securities exchange on which the Company’s Equity Securities are listed for trading, and related duties undertaken by the audit committee consistent with customary practice) and except where expressly prohibited by Law or the rules of the principal securities exchange on which the Company’s Equity Securities are listed for trading or where the sole purpose of such committee is to address actual or potential conflicts of interest between Advance and the Company.

Section 2.7 Certain Approval Rights. In addition to any other approval right set forth in this Agreement, following the Closing Date, the prior written approval or consent of Advance shall be required for the Company to (either directly or indirectly through an Affiliate or otherwise or through one or a series of related transactions and whether by merger, consolidation, division, operation of law, or otherwise):

(a) (i) issue Equity Securities of the Company which, in the aggregate, represent more than ten percent (10%) of the voting power of the Equity Securities of the Company beneficially owned by Advance and its Permitted Transferees as of and upon the closing of the IPO, as set forth in the final prospectus related thereto (after giving effect to any exercise of the underwriters’ over-allotment option) or (ii) establish any new class of Equity Securities of the Company; provided that the separate approval of Advance shall not be necessary for (A) the issuance of Equity Securities of the Company issuable upon the conversion of convertible Equity Securities of the Company previously approved by Advance under this clause (a)(i), (B) the issuance of Equity Securities of the Company to be issued to employees of the Company pursuant to a customary employee stock purchase plan or similar stock purchase program or employee equity plan that are consistent with equity burn rates for publicly traded companies in the Company’s industry, or (C) the issuance of compensatory Equity Securities of the Company to Huffman, in each case of clauses (B) and (C), that are approved by the compensation committee of the Company or based on delegated authority granted by such committee;

(b) implement any amendments to the Governing Documents that would adversely affect Advance’s rights thereunder;

(c) (i) effect or consummate a Change of Control or (ii) effect any other merger, consolidation, business combination, sale, or acquisition with a Person other than the Company and its subsidiaries, that results in changes in the rights or preferences of the holders of Equity Securities of the Company;

(d) effect the liquidation, dissolution, or winding up of the business operations of the Company;

(e) approve any action by the Company terminating, reducing, or enlarging the responsibilities of, or electing, appointing, or removing, the Chief Executive Officer; and

(f) submit to any of the Company’s stockholders any proposal to effect the conversion of all then-outstanding shares of Class C Common Stock into an equivalent number of fully paid and nonassessable shares of Class A Common Stock, pursuant to Section 7.3 of Part A of Article V of the PubCo Charter or otherwise.

Section 2.8 Term. This Agreement shall terminate upon the first to occur of (i) such date that Advance and its Permitted Transferees cease to, in the aggregate, beneficially own at least five percent (5%) of the aggregate of the then-outstanding shares of Class A Common Stock and Class B Common Stock, (ii) (x) the date when Advance and its Permitted Transferees cease to, in the aggregate, beneficially own at least fifty percent (50%) of the number of outstanding Equity Securities of the Company held by Advance as of and upon the closing of the IPO, as set forth in the final prospectus related thereto (after giving effect to any exercise of the underwriters’ over-allotment option) and (y) the then-outstanding shares of Class B Common Stock, in the aggregate, represents less than seven and one-half percent (7.5%) of the aggregate of the then-outstanding shares of Class A Common Stock and Class B Common Stock, or (iii) a Company Change of Control or an Advance Change of Control; provided, that Section 2.4(d) shall survive the termination of this Agreement until the next annual meeting of the stockholders of the Company following the termination of this Agreement pursuant to this Section 2.8. For purposes of calculating the then-outstanding shares of capital stock of the Company in this Section 2.8, the number of then-outstanding shares shall be based on the number of shares reported as outstanding in the most recent filing made by the Company with the SEC pursuant to the Exchange Act or the Securities Act, as applicable, containing such information.

Section 2.9 Effectiveness. If the closing of the IPO does not occur prior to the date that is six (6) months after the date of this Agreement, this Agreement and the Board Observer Agreement shall be null and void as though never made and no party hereto or thereto shall have any obligations to any other party hereto or thereto in respect of such agreements.

Section 2.10 Certificate of Incorporation. Immediately prior to the consummation of the IPO, the Company shall file with the Secretary of State of the State of Delaware the PubCo Charter in the form attached hereto as Exhibit B, with any such amendments or modifications to which the Parties mutually agree. In the event the PubCo Charter is filed with the Secretary of State of the State of Delaware in accordance with this Section 2.10 and the consummation of the IPO does not occur within one (1) Business Day of such filing, the Company shall file as promptly as practicable with the Secretary of State of the State of Delaware an amended and restated certificate of incorporation of the Company in the same form as the amended and restated certificate of incorporation of the Company in effect as of the date of this Agreement, with any such amendments or modifications to which the Parties mutually agree.

ARTICLE 3

ACQUISITIONS OF EQUITY SECURITIES

Section 3.1 Standstill. Subject to Section 3.2, from and after the Closing Date until the termination of this Agreement, neither Advance nor its Permitted Transferees shall directly or indirectly acquire, in the aggregate (calculated on each date of purchase of the then-outstanding Equity Securities based on the number of shares reported as outstanding in the most recent filing made by the Company with the SEC pursuant to the Exchange Act or the Securities Act, as applicable, containing such information), beneficial ownership of Equity Securities of the Company in excess of the percentage of the Equity Securities of the Company beneficially owned by Advance and such Permitted Transferees as of the closing of the IPO, as set forth in the final prospectus related thereto (after giving effect to any exercise of the underwriters’ over-allotment option) plus five (5) percentage points (such percentage, the “Advance Ownership Cap”). By way of example only, if as of the closing of the IPO, Advance and such Permitted Transferees beneficially own twenty-five percent (25%) of the aggregate amount of the then-outstanding Equity Securities of the Company as specified above, the Advance Ownership Cap would be thirty percent (30%). The foregoing shall not prohibit any of the following acquisitions, and any such acquisitions shall not be counted towards determining if Advance or any of such Permitted Transferees has acquired Equity Securities of the Company in excess of the Advance Ownership Cap:

(a) Advance or any of such Permitted Transferees from acquiring Equity Securities of the Company by way of stock splits, stock dividends, reclassifications, recapitalizations, or other distributions by the Company to all holders of Equity Securities of the Company on a pro rata basis;

(b) acquisitions by Advance or any of such Permitted Transferees of Equity Securities of the Company approved in advance by a majority of the independent directors of the Board; or

(c) acquisitions of any Equity Securities of the Company by Huffman, whether through the issuance by the Company, the exercise or conversion of Equity Securities of the Company by Huffman, or otherwise.

Section 3.2 Schedule 13G Reporting. Notwithstanding the provisions of Section 3.1, for so long as any Advance Entity and Huffman may be deemed to be a group within the meaning of Section 13(d)(3) of the Exchange Act, neither Advance nor any Permitted Transferee will acquire beneficial ownership of Equity Securities that, in the aggregate, would cause any Advance Entity to become subject to the filing requirements of Schedule 13D.

Section 3.3 Share Conversions. For the avoidance of doubt, the conversion of any shares of Class B Common Stock into shares of Class A Common Stock shall not be deemed to be an acquisition of Equity Securities of the Company for purposes of Section 3.1.

ARTICLE 4

MISCELLANEOUS

Section 4.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the Parties (including such Parties’ Permitted Transferees). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. This Agreement may not be assigned by any Party without the prior written consent of the other Parties.

Section 4.2 Governing Law; Jurisdiction; Venue; WAIVER OF JURY TRIAL; Remedies.

(a) This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the Parties hereto shall be governed, construed, and interpreted in accordance with the laws of the State of Delaware, without giving effect to conflict of law principles. In addition, each of the Parties hereto (i) consents to submit itself to the exclusive jurisdiction of the Court of Chancery or other courts of the State of Delaware for the purpose of any suit, action, or other proceeding arising out of or based upon this Agreement, (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not bring any suit, action, or other proceeding arising out of, relating to, or based upon this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery or other courts of the State of Delaware, and (iv) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action, or proceeding, any claim that it is not subject to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action, or proceeding is brought in an inconvenient forum, that the venue of the suit, action, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(b) Each Party hereto hereby consents to service of process being made through the notice procedures set forth in Section 4.5 and agrees that, to the fullest extent permitted by Law, service of any process, summons, notice, or document by U.S. registered mail to the Parties’ respective addresses set forth on the signature page hereto shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE SERVICES CONTEMPLATED HEREBY.

(d) The Parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement, and that each Party may in its sole discretion seek specific performance or injunctive relief in addition to any other remedies for at Law in order to enforce or prevent any violation of the provisions of this Agreement. All remedies under this Agreement afforded to any Party shall be cumulative and not alternative.

Section 4.3 Counterparts. This Agreement may be executed and delivered by electronic signature or transmission in two (2) or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one (1) and the same instrument.

Section 4.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 4.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given upon the earlier to occur of actual receipt or: (a) upon personal delivery to the Party to be notified, (b) when sent by electronic mail if sent during normal business hours of the recipient; if not, then on the next Business Day, (c) seven (7) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) three (3) Business Days after deposit with an internationally recognized courier, freight prepaid, specifying prompt delivery, with written verification of receipt; provided that any such notice provided under clause (c) or (d) of this Section 4.5 shall be accompanied by a copy to be delivered by electronic mail. Such time periods stated herein shall be calculated based on the time zone of the sender. All communications shall be sent to the respective Parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 4.5). Any electronic mail (e-mail) communication shall be deemed to be “in writing” for purposes of this Agreement.

Section 4.6 Amendments and Waivers. This Agreement and any term hereof may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Parties. Any amendment or waiver effected in accordance with this Section 4.6 shall be binding upon each of the Parties and the successors to and assigns of the Company and Advance.

Section 4.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 4.8 Further Assurances. The Parties hereto agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

Section 4.9 Confidentiality. Prior to the public filing of the Registration Statement with respect to the IPO, the Parties hereto shall keep this Agreement and the terms hereof confidential and not disclose the foregoing to any third party, except as required by applicable Law, to such Party’s professional advisors, to the SEC in connection with a confidentially submitted draft Registration Statement on Form S-1, and as the Parties hereto may otherwise agree.

Section 4.10 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties is expressly canceled.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the Parties have executed this Governance Agreement as of the date first above written.

REDDIT, INC.

By:
Name:	Steven Huffman
Title:	President and Chief Executive Officer

Address for Notices:

1455 Market Street, Suite 1600
San Francisco, California 94103
Attn: General Counsel
Email: [ ]

[Signature Page to Governance Agreement]

ADVANCE MAGAZINE PUBLISHERS INC.

By:
Name:	Steven Newhouse
Title:	President

Address for Notices:

Advance Legal
One World Trade Center, 43rd Floor
New York, New York 10007
Attn: Chief Legal Officer
Email: [ ]

[Signature Page to Governance Agreement]

STEVEN HUFFMAN

Name:	Steven Huffman

Address for Notices:

Email:

[Signature Page to Governance Agreement]

Exhibit A

Form of Board Observer Agreement

CONFIDENTIAL

BOARD OBSERVER AGREEMENT

THIS BOARD OBSERVER AGREEMENT (the “Agreement”) is made and entered into as of [●], 202[●], by and between Reddit, Inc. (the “Company”) and [●] (“Appointee”). Each of the Company and Appointee, a “Party” and collectively, the “Parties”.

RECITALS

WHEREAS, pursuant to that certain Governance Agreement, dated as of [●], 2022, by and between the Company, Advance Magazine Publishers Inc. (“Advance”), and Steven Huffman (the “Governance Agreement”), Advance has the right, upon the terms and subject to the conditions set forth therein, to appoint one non-voting observer (a “Board Observer”) to the board of directors of the Company (the “Board”);

WHEREAS, Appointee has been selected by Advance as the Board Observer pursuant to the Governance Agreement and as such, will acquire confidential and proprietary information relating to the Company and its subsidiaries and their businesses (the “Business”); and

WHEREAS, in order to accept such designation and protect the goodwill related to the Business and facilitate satisfaction of certain legal obligations of the Company, Appointee has agreed to the covenants and other terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

Board Observer.

During the term of this Agreement, Appointee shall serve as a Board Observer of the Board in accordance with the terms and conditions of the Governance Agreement.

During the term of this Agreement, Appointee agrees not to contact directly any employee of the Company outside of meetings of the Board other than (i) the Chief Executive Officer, the Chief Financial Officer, the Corporate Secretary and the General Counsel and (ii) with the prior express approval of the Chief Executive Officer, any other officer of the Company.

Appointee shall not be entitled to receive any compensation or other payments from the Company for acting as Board Observer.

Conflicting Obligations. Appointee certifies that Appointee has no outstanding agreement, relationship, or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Appointee from complying with the provisions hereof, and further covenants that Appointee will not enter into any such conflicting agreement or relationship during the term of this Agreement. Appointee further covenants that he or she does not and will not hold any board or observer seat or similar access rights (whether voting or non-voting) of any company engaged in the same business the Company engages in as of the date of this Agreement and during the term of this Agreement to the extent the Chief Executive Officer of the Company determines in good faith that any board or observer seat or similar access rights (whether voting or non-voting) would be competitively detrimental to the Company. Appointee agrees to provide to the Company, upon the execution of this Agreement, a complete list of all board or observer seats or similar access rights (whether voting or non-voting) that he or she holds with respect to any other company which might reasonably fall within the scope of the preceding sentence, and undertakes to give the Company prompt written notice of any changes to such list. Appointee further agrees to comply with any ethics, securities trading, business conduct, or similar policy of the Company applied to its directors generally during the term of this Agreement. Appointee acknowledges and agrees that these limitations are reasonable and do not impose a greater restraint than necessary to protect the legitimate business interests of the Company, and hereby consents to this restrictive covenant.

Term and Termination.

Term.

The term of this Agreement will commence on the date hereof and will terminate automatically and without prior written notice on the first to occur of (1) the date on which Advance notifies the Company of the removal of Appointee, (2) the date on which the Board determines that an act or failure to act by Appointee constitutes grounds to terminate Appointee’s right to serve as Board Observer for Cause, or (3) termination of the Governance Agreement.

For purposes of this Agreement, “Cause” means the occurrence of any one or more of the following events:

Appointee’s commission of, indictment for, or entry of a plea of guilty or nolo contendere to a felony crime (excluding vehicular crimes) or a crime of moral turpitude;

Appointee’s material breach of any material obligation under any written agreement with the Company or any of its subsidiaries or under any applicable policy of the Company applied to its directors generally (including any ethics, securities trading, business conduct, or similar policy of the Company), and Appointee’s failure to correct the same (if capable of correction, as determined by the Board), within fifteen (15) days after a written notice is delivered to Appointee, which demand specifically identifies the manner in which the Board believes that Appointee has materially breached such agreement;

any act of fraud, embezzlement, theft, or misappropriation from the Company or its subsidiaries by Appointee;

Appointee’s willful misconduct or gross negligence with respect to any material aspect of the Company’s business, which willful misconduct or gross negligence has a material and demonstrable adverse effect on the Company or its subsidiaries; or

Appointee’s commission of an act of material dishonesty resulting in material reputational, economic, or financial injury to the Company or its subsidiaries.

Survival. Upon such termination all rights and duties of the Parties toward each other shall cease except Sections 2 (Conflicting Obligations) and 4 (Confidentiality) hereof shall survive termination of this Agreement.

Confidentiality.

Appointee acknowledges that he or she is or will become familiar with the Business and with other confidential information related to the Business that is not generally known to the public (collectively, “Confidential Information”). Appointee agrees that he or she will keep confidential and will not disclose, divulge, or use for any purpose, other than in connection with acting as a Board Observer hereunder, any Confidential Information, unless such Confidential Information (i) is known or becomes known to the public in general (other than by a source who, to the knowledge of Appointee, is bound by a confidentiality agreement with the Company), (ii) is or has been independently developed or conceived by Appointee, Advance, or any of Advance’s directors, executive officers, employees, attorneys, accountants, and tax advisors without use of the Confidential Information, or (iii) is known or has been made known or disclosed to Appointee, Advance, or any of Advance’s directors, executive officers, employees involved with respect to Advance’s investment in the Company, attorneys, accountants, and tax advisors by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that Appointee may disclose Confidential Information (w) to his or her advisors, attorneys, and accountants (each a “Representative” and collectively, “Representatives”) to the extent necessary in connection with acting as a Board Observer, (x) as may be reasonably determined by Appointee to be necessary in connection with Appointee’s enforcement of his or her rights in connection with this Agreement, (y) in accordance with the terms of the Governance Agreement, or (z) as may otherwise be required by law, rule or regulation, or court or administrative order, provided that Appointee takes reasonable steps to minimize the extent of any required disclosure described in this clause (z) and provided in the following sentence; and provided, further, however, that the acts and omissions of any person or entity to whom Appointee may disclose Confidential Information pursuant to clauses (w) and (y) of the preceding proviso shall be attributable to Appointee for purposes of determining Appointee’s compliance with this Agreement. Without limiting the foregoing, in the event that Appointee or any of his or her Representatives are requested or required by a governmental authority or contractually appointed arbitrator to disclose any Confidential Information, the Appointee will, to the extent not prohibited by law, rule or regulation, or court or administrative order, give the Company prompt written notice of such request or requirement so that the Company may seek (at the Company’s expense) an appropriate order or other remedy protecting such Confidential Information from disclosure, and the Appointee will reasonably cooperate with the Company to obtain such protective order or other remedy. Subject to the foregoing sentence, if the Observer or any of his or her Representatives are, based on the advice of counsel, required to disclose Confidential Information, that portion of the Confidential Information which counsel advise is required to be disclosed may be disclosed without liability.

Appointee is aware, and will advise his or her Representatives who are informed as to the matters which are the subject of this Agreement, that the United States securities laws prohibit any person who has received from an issuer any material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

Upon termination of Appointee’s status as a Board Observer for any reason, Appointee shall, to the extent requested by the Company, promptly deliver to the Company all Confidential Information and any other property of the Company in any form contained (together with all copies thereof, as applicable) to the same extent required by members of the Board whose service on the Board has terminated, including without limitation, any correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the customers, business plans, marketing strategies, products, and/or processes of the Company or any of its affiliates and any information regarding third parties received by Appointee while serving as a Board Observer; provided that (i) Appointee and its Representatives may destroy and provide written certification to the Company of the Appointee’s compliance with this paragraph and (ii) neither Appointee nor any of his or her Representatives will be required to erase electronically stored Confidential Information that has been saved to a back-up file in accordance with ordinary electronic back-up practices, legal or regulatory requirements, or internal document retention policies or professional standards of general application, on the condition that, except as otherwise required by applicable law, (x) personnel whose functions are not primarily information technology, legal, or compliance do not access such retained copies, and (y) personnel whose functions are primarily information technology, legal, or compliance in nature access such copies only as reasonably necessary for the performance of their information technology, legal, or compliance duties (e.g., for purposes of system recovery). Appointee will, and will cause his or her Representatives to, continue to treat confidentially in accordance with the terms hereof all written Confidential Information that is retained pursuant to clause (ii) of the prior sentence notwithstanding the termination of this Agreement.

Assignment. This Agreement and the rights and duties hereunder are personal to Appointee and shall not be assigned, delegated, transferred, pledged, or sold by Appointee without the prior written consent of the Company and Advance. Appointee hereby acknowledges and agrees that the Company may assign, delegate, transfer, pledge, or sell this Agreement and the rights and duties hereunder to any third party (a) that acquires all or substantially all of the assets of the Company or (b) that is the surviving or acquiring corporation in connection with a merger, consolidation, or other acquisition involving the Company. Without limiting the foregoing, this Agreement shall inure to the benefit of and be enforceable by the Parties hereto, and their respective heirs, personal representatives, successors, and assigns.

Remedies. The Parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement, and therefore that the Company may in its sole discretion seek specific performance or injunctive relief in addition to any other remedies for at law in order to enforce or prevent any violation of the provisions of this Agreement. All remedies under this Agreement afforded to any Party shall be cumulative and not alternative.

Governing Law; Jurisdiction; Venue; WAIVER OF JURY TRIAL.

This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the Parties hereto shall be governed, construed, and interpreted in accordance with the laws of the State of Delaware, without giving effect to conflict of law principles. In addition, each of the Parties hereto (i) consents to submit itself to the exclusive jurisdiction of the Court of Chancery or other courts of the State of Delaware for the purpose of any suit, action, or other proceeding arising out of or based upon this Agreement, (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not bring any suit, action, or other proceeding arising out of, relating to, or based upon this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery or other courts of the State of Delaware, and (iv) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action, or proceeding, any claim that it is not subject to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action, or proceeding is brought in an inconvenient forum, that the venue of the suit, action, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

Each Party hereto hereby consents to service of process being made through the notice procedures set forth in Section 8 and agrees that, to the fullest extent permitted by law, service of any process, summons, notice, or document by U.S. registered mail to the Parties’ respective addresses set forth on the signature page hereto shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE SERVICES CONTEMPLATED HEREBY.

Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given upon the earlier to occur of actual receipt or: (a) upon personal delivery to the Party to be notified, (b) when sent by electronic mail if sent during normal business hours of the recipient; if not, then on the next Business Day, (c) seven (7) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) three (3) Business Days after deposit with an internationally recognized courier, freight prepaid, specifying prompt delivery, with written verification of receipt; provided that any such notice provided under clause (c) or (d) of this Section 8 shall be accompanied by a copy to be delivered by electronic mail. Such time periods stated herein shall be calculated based on the time zone of the sender. All communications shall be sent to the respective Parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 8). Any electronic mail (e-mail) communication shall be deemed to be “in writing” for purposes of this Agreement.

Entire Agreement; Counterparts. Effective as of the date hereof, this Agreement, together with the Governance Agreement, constitutes the complete and final agreement of the Parties and supersedes any prior agreements between them, whether written or oral, with respect to the subject matter hereof. Appointee hereby agrees that as of the date hereof any other such agreement or understanding is hereby terminated and shall be of no further force or effect. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the Parties hereto. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

Severability. The invalidity or unenforceability of any provision of this Agreement, or any terms thereof, shall not affect the validity of this Agreement as a whole, which shall at all times remain in full force and effect.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

REDDIT, INC.

By:
Name:	Steven Huffman
Title:	President and Chief Executive Officer

Address for Notices:

1455 Market Street, Suite 1600
San Francisco, California 94103
Attn: General Counsel
Email: [ ]

APPOINTEE

By:
Name:

Address for Notices:

Advance Legal
One World Trade Center, 43rd Floor
New York, New York 10007
Attn: Chief Legal Officer
Email: [ ]

Exhibit B

Form of Amended and Restated Certificate of Incorporation of the Company

Confidential

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

REDDIT, INC.

Reddit, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1. The name of the Corporation is Reddit, Inc. The Corporation was incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on May 13, 2011 under the name Reddit, Inc.

2. This Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), which amends, restates and further integrates the certificate of incorporation of the Corporation as heretofore in effect, has been adopted by the Corporation in accordance with Sections 242 and 245 of the DGCL, and has been adopted by the written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL.

3. The text of the certificate of incorporation of the Corporation, as heretofore amended, is hereby amended and restated by this Certificate of Incorporation to read in its entirety as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, Reddit, Inc. has caused this Certificate of Incorporation to be signed by a duly authorized officer of the Corporation, on                          , 2022.

Reddit, Inc., a Delaware corporation

By:
Name:	Steve Huffman
Title:	Chief Executive Officer

[Signature Page to Reddit, Inc. Certificate of Incorporation]

EXHIBIT A

ARTICLE I

The name of the corporation is Reddit, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware, 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may hereafter be amended and supplemented.

ARTICLE IV

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is [●] shares, consisting of [●] shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), [●] shares of Class B Common Stock, par value $0.0001 per share (“Class B Common Stock”), [●] shares of Class C Common Stock, par value $0.0001 per share (“Class C Common Stock” and together with the Class A Common Stock and Class B Common Stock, the “Common Stock”), and [●] shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”).

The number of authorized shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, or Preferred Stock may be increased or decreased (but not below (i) the number of shares thereof then outstanding and (ii) with respect to the Class A Common Stock, the number of shares of Class A Common Stock reserved pursuant to Section 8 of Part A of Article V) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

The designations and the powers, preferences, privileges and rights, and the qualifications, limitations, or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

A.	Common Stock.

1. Equal Status; General. Except as otherwise provided herein or required by law, shares of Common Stock shall have the same rights, privileges, preferences, and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution, distribution of assets, or winding up of the Corporation), share ratably and be identical in all respects and as to all matters. The voting, dividend, liquidation and other rights, preferences, and powers of the holders of Common Stock are subject to, and qualified by, the rights, powers, and preferences of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) and outstanding from time to time.

2. Voting. Except as otherwise provided herein or expressly required by a nonwaivable provision of the DGCL, at all meetings of stockholders and on all matters submitted to a vote of stockholders of the Corporation generally, each holder of Class A Common Stock, as such, shall have one (1) vote per share of Class A Common Stock held of record by such holder, each holder of Class B Common Stock, as such, shall have ten (10) votes per share of Class B Common Stock held of record by such holder, and each holder of Class C Common Stock, as such, shall have no votes per share of Class C Common Stock held of record by such holder; provided, however, that, except as otherwise required by law, holders of Class A Common Stock and Class B Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation (as defined herein)) or pursuant to the DGCL. Except as otherwise provided herein or required by a nonwaivable provision of the DGCL, the holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of the stockholders of the Corporation generally. There shall be no cumulative voting.

3. Dividend Rights. Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, shares of Common Stock shall be treated equally, identically, and ratably, on a per share basis, with respect to any dividends as may be declared and paid from time to time by the Board of Directors out of any assets of the Corporation legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares), then holders of Class A Common Stock shall be entitled to receive shares of Class A Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), holders of Class B Common Stock shall be entitled to receive shares of Class B Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), and holders of Class C Common Stock shall be entitled to receive shares of Class C Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), with holders of shares of Class A Common Stock, Class B Common Stock, and Class C Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock, Class B Common Stock, or Class C Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), as applicable. Notwithstanding the foregoing, the Board of Directors may pay or make a disparate dividend per share of Class A Common Stock, Class B Common Stock, or Class C Common Stock (whether in the amount of such dividend payable per share, the form in which such dividend is payable, the timing of the payment, or otherwise) if such disparate dividend is approved by the affirmative vote of the holders of a majority of the then-outstanding shares of Class A Common Stock, Class B Common Stock, and Class C Common Stock, each voting separately as a class.

4. Subdivisions, Combinations, or Reclassifications. Shares of Class A Common Stock, Class B Common Stock, or Class C Common Stock may not be subdivided, combined, or reclassified unless the shares of the other classes are concurrently therewith proportionately subdivided, combined, or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the then-outstanding Class A Common Stock, Class B Common Stock, and Class C Common Stock on the record date for such subdivision, combination, or reclassification; provided, however, that shares of one such class may be subdivided, combined, or reclassified in a different or disproportionate manner if such subdivision, combination, or reclassification is approved by the affirmative vote of the holders of a majority of the then-outstanding shares of Class A Common Stock, Class B Common Stock, and Class C Common Stock, each voting separately as a class.

5. Liquidation, Dissolution, or Winding Up. Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, upon the dissolution, distribution of assets, liquidation, or winding up of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to its stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution, distribution of assets, or winding up is approved by the affirmative vote of the holders of a majority of the then-outstanding shares of Class A Common Stock, Class B Common Stock, and Class C Common Stock, each voting separately as a class.

6. Merger, Consolidation, or Other Transaction. In the case of any distribution or payment in respect of the shares of Common Stock, or any consideration into which such shares are converted, upon the merger or consolidation of the Corporation with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a merger or consolidation of the Corporation with or into any other entity, such distribution, payment, or consideration that the holders of shares of Common Stock have the right to receive, or the right to elect to receive, shall be made ratably on a per share basis among the holders of the Common Stock as a single class; provided, however, that shares of such classes may (but shall not be required to) receive, or have the right to elect to receive, different or disproportionate consideration in connection with such merger, consolidation, or other transaction if (i) the only difference in the per share consideration to the holders of the Class A Common Stock, Class B Common Stock, and Class C Common Stock is that any securities distributed to the holder of, or issuable upon the conversion of, a share of Class B Common Stock have ten (10) times the voting power of any securities distributed to the holder of, or issuable upon the conversion of, a share of Class A Common Stock, and that any securities distributed to the holder of, or issuable upon the conversion of, a share of Class C Common Stock have no voting rights or power, or (ii) such merger, consolidation, or other transaction is approved by the affirmative vote of the holders of a majority of the then-outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class. In the event that the holders of shares of Common Stock are granted rights to elect to receive one of two or more alternative forms of consideration in connection with such merger, consolidation, or other transaction, then such consideration shall be deemed to have been made ratably on a per share basis among the holders of the Class A Common Stock, Class B Common Stock, and Class C Common Stock as a single class if the holders of all of such shares are granted identical election rights; provided that if the alternative forms of consideration include securities or securities issuable upon the conversion of Class A Common Stock, Class B Common Stock, and Class C Common Stock, any such securities that a holder of Class B Common Stock may elect to receive may (but shall not be required to) have ten (10) times the voting power of securities that a holder of Class A Common Stock may elect to receive and any securities that a holder of Class C Common Stock may elect to receive may (but shall not be required to) have no voting rights or power.

7. Conversion.

7.1. Optional Conversion of Class B Common Stock. Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation (an “Optional Class B Conversion Event”). Before any holder of Class B Common Stock shall be entitled to convert any shares of Class B Common Stock into shares of Class A Common Stock, such holder shall surrender the certificate or certificates therefor (if any), duly endorsed, at the principal corporate office of the Corporation or of any transfer agent for the Class B Common Stock, and shall provide written notice to the Corporation at its principal corporate office, of such conversion election and shall state therein the name or names (i) in which the certificate or certificates representing the shares of Class A Common Stock into which the shares of Class B Common Stock are so converted are to be issued (if such shares of Class A Common Stock are certificated) or (ii) in which such shares of Class A Common Stock are to be registered in book-entry form (if such shares of Class A Common Stock are uncertificated). If the shares of Class A Common Stock into which the shares of Class B Common Stock are to be converted are to be issued in a name or names other than the name of the holder of the shares of Class B Common Stock being converted, such notice shall be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates representing the number of shares of Class A Common Stock to which such holder shall be entitled upon such conversion (if such shares of Class A Common Stock are certificated) or shall register such shares of Class A Common Stock in book-entry form (if such shares of Class A Common Stock are uncertificated). Such conversion shall be deemed to be effective immediately prior to the close of business on the date of such surrender of the shares of Class B Common Stock to be converted following or contemporaneously with the provision of written notice of such conversion election as required by this Subsection 7.1, the shares of Class A Common Stock issuable upon such conversion shall be deemed to be outstanding as of such time, and the Person or Persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be deemed to be the record holder or holders of such shares of Class A Common Stock as of such time. Notwithstanding anything herein to the contrary, shares of Class B Common Stock represented by a lost, stolen, or destroyed stock certificate may be converted pursuant to an Optional Class B Conversion Event if the holder thereof notifies the Corporation or its transfer agent that such certificate has been lost, stolen, or destroyed and makes an affidavit of that fact acceptable to the Corporation and executes an agreement acceptable to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate.

7.2. Automatic Conversion of Class B Common Stock. Each share of Class B Common Stock shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the occurrence of an event described below (each, a “Mandatory Class B Conversion Event”):

i.

Reduction in Voting Power. Each then-outstanding share of Class B Common Stock shall automatically, without further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the first date on which the aggregate number of then-outstanding shares of Class B Common Stock ceases to represent at least seven and one-half percent (7.5%) of the aggregate of the then-outstanding shares of Class A Common Stock and Class B Common Stock.

ii.

Transfers. Each share of Class B Common Stock shall automatically, without further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the occurrence of a Transfer (as defined in Section 10), other than to a Permitted Transferee (as defined in Section 10), of such share of Class B Common Stock.

7.3. Conversion of Class C Common Stock. Subject to the approval rights granted pursuant to the Governance Agreement, dated as of [●], 2022, by and among the Corporation, Steven Huffman, and Advance Magazine Publishers Inc. (as the same may be amended, restated, supplemented, and/or otherwise modified from time to time in accordance with its terms, the “Governance Agreement”), following the date on which no shares of Class B Common Stock remain outstanding (including pursuant to the conversion or other exchange of all then-outstanding shares of Class B Common Stock into, or for shares of, Class A Common Stock), and upon the date and time, or occurrence of an event, specified by the vote of the holders of a majority of the then-outstanding shares of Class A Common Stock, voting as a separate class (the “Class C Conversion Vote”), each outstanding share of Class C Common Stock shall automatically, without further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock (the “Mandatory Class C Conversion Event”).

7.4. Certificates. Each then-outstanding stock certificate (if shares are in certificated form) that, immediately prior to the occurrence of a Mandatory Class B Conversion Event or a Mandatory Class C Conversion Event, represented one or more shares of Class B Common Stock subject to such Mandatory Class B Conversion Event or Class C Common Stock subject to such Mandatory Class C Conversion Event, as applicable, shall, upon such Mandatory Class B Conversion Event or Mandatory Class C Conversion Event, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof. The Corporation shall, upon the request of any holder whose shares of Class B Common

Stock or Class C Common Stock have been converted into shares of Class A Common Stock as a result of an Optional Class B Conversion Event, Mandatory Class B Conversion Event, or Mandatory Class C Conversion Event (any of the foregoing, a “Conversion Event”) and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock or Class C Common Stock, if any (or, in the case of any lost, stolen, or destroyed certificate, upon such holder providing an affidavit of that fact acceptable to the Corporation and executing an agreement acceptable to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate), issue and deliver to such holder (or such other Person specified pursuant to Subsection 7.1) certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class B Common Stock or Class C Common Stock, as applicable, were converted as a result of such Conversion Event (if such shares are certificated) or, if such shares are uncertificated, register such shares in book-entry form. Each share of Class B Common Stock or Class C Common Stock that is converted pursuant to Subsections 7.1, 7.2, or 7.3 shall thereupon automatically be retired and shall not be available for reissuance.

7.5. Policies and Procedures. The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (the “Bylaws”), relating to the conversion of the Class B Common Stock into Class A Common Stock and the conversion of Class C Common Stock into Class A Common Stock, as it may deem necessary or advisable in connection therewith. If the Corporation has reason to believe that a Transfer or other Conversion Event giving rise to a conversion of shares of Class B Common Stock into Class A Common Stock has occurred but has not theretofore been reflected on the books of the Corporation (or in book-entry as maintained by the transfer agent of the Corporation), the Corporation may request that the holder of such shares furnish affidavits or other evidence to the Corporation as the Corporation deems necessary to determine whether a conversion of shares of Class B Common Stock to Class A Common Stock has occurred, and if such holder does not within ten (10) days after the date of such request furnish sufficient evidence to the Corporation (in the manner provided in the request) to enable the Corporation to determine that no such conversion has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically, unless otherwise determined by the Corporation, converted into shares of Class A Common Stock and the same shall thereupon be registered on the books and records of the Corporation (or in book-entry as maintained by the transfer agent of the Corporation). In connection with any action of stockholders taken at a meeting, the stock ledger of the Corporation (or in book-entry as maintained by the transfer agent of the Corporation) shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders and the class or classes or series of shares held by each such stockholder and the number of shares of each class or classes or series held by such stockholder.

8. Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock and Class C Common Stock, as applicable, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock and Class C Common Stock, as applicable, into shares of Class A Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock will not be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock and Class C Common Stock, as applicable, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as will be sufficient for such purpose.

9. Redemption. The Common Stock is not redeemable at the option of the holder thereof.

10. Definitions.

“Advance” means Advance Magazine Publishers Inc.

“Advance Entity” means (i) Advance Magazine Publishers Inc., (ii) any Newhouse Person and (iii) any Affiliate of any of the foregoing, until such time as such Person is not an Affiliate of any of the foregoing. For the avoidance of doubt, references to the ownership or beneficial ownership by any Advance Entity of any securities or control of any voting power will be deemed to refer to the ownership (whether of record or book-entry through a brokerage account held in the name of such Advance Entity) or beneficial ownership of such securities or control of such voting power by the Advance Entities collectively.

“Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, officer, director, or manager of such Person and any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such Person.

“beneficially own” has the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); “beneficially owns,” “beneficially owned,” and “beneficial ownership” will have corresponding meanings.

“Change of Control Event” means, with respect to the Corporation, (i) the closing of the sale, transfer, or other disposition of all or substantially all of the Corporation’s assets or intellectual property (determined on a consolidated basis), (ii) the consummation of the merger or consolidation of the Corporation with or into another entity (except a merger or consolidation in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least fifty percent (50%) of the then-outstanding Voting Securities of the Corporation (or voting securities of the surviving or acquiring entity)), (iii) any Person or group of Persons within the meaning of Section 13(d)(3) of the Exchange Act becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the then-outstanding Voting Securities of the Company, or (iv) the closing of the transfer (whether by merger, consolidation, or otherwise), in one transaction or a series of related transactions, to a Person or group of affiliated Persons (other than an underwriter of the Corporation’s securities), of the Corporation’s securities if, after such closing and as a result of such closing, such Person or group of affiliated Persons would hold fifty percent (50%) or more of the then-outstanding Voting Securities of the Corporation (or voting securities of the surviving or acquiring entity); provided, however, that a transaction shall not constitute a Change of Control Event if its sole purpose is to change the state of incorporation of the Corporation or to create a holding company that will be owned in substantially the same proportions by the Persons who held the Corporation’s securities immediately prior to such transaction.

“control” as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of Voting Securities, by agreement, or otherwise. The terms “controls,” “controlled,” and “controlling” will have corresponding meanings.

“Convertible Security” shall mean any evidences of indebtedness, shares of Preferred Stock, or other securities (other than shares of Class B Common Stock or Class C Common Stock) convertible into or exchangeable for shares of Class A Common Stock or Class B Common Stock, either directly or indirectly.

“Family Member” shall mean, with respect to any natural person, the spouse, domestic partner or spousal equivalent, parents, grandparents, lineal descendants, siblings, and lineal descendants of siblings of such natural person. Lineal descendants shall include adopted persons, but only so long as they are adopted while a minor. Family member shall further include any of such natural person’s family members as defined in Rule 701 of the Securities Act of 1933, as amended (the “Securities Act”).

“IPO Date” means [●], 2022.

“Newhouse Person” means any (i) individual that is a lineal descendent (including adoptees) of Meyer and Rose Newhouse, a spouse or surviving spouse of any such descendants, or the estate of any of the foregoing individuals, and (ii) any trust, corporation, limited liability company, partnership, or other entity which is primarily, directly or indirectly, owned, controlled, or established for the benefit of one or more individuals or estates described by the foregoing clause (i).

“Option” shall mean rights, options, restricted stock units, or warrants to subscribe for, purchase, or otherwise acquire shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, or Convertible Securities (as defined above).

“Permitted Entity” shall mean (i) with respect to a Qualified Stockholder:

(a) a Permitted Trust solely for the benefit of (1) such Qualified Stockholder, (2) one or more Family Members of such Qualified Stockholder, and/or (3) any other Permitted Entity of such Qualified Stockholder;

(b) any Affiliate of, or general partnership, limited partnership, limited liability company, corporation, or other entity that (1) directly or indirectly controls, is controlled by, or is under common control with such Qualified Stockholder, and/or (2) is directly or indirectly exclusively owned by one or more Family Members of such Qualified Stockholder;

(c) a revocable living trust, which revocable living trust is itself both a Permitted Trust and a Qualified Stockholder, (1) during the lifetime of the natural person grantor of such trust, or (2) following the death of the natural person grantor of such trust, solely to the extent that such shares are held in such trust pending distribution to the beneficiaries designated in such trust; and

(d) the personal representative of the estate of such Qualified Stockholder upon the death of such Qualified Stockholder solely to the extent the executor is acting in the capacity as a personal representative of such estate; and

(ii) with respect to Advance, any Advance Entity.

Except as explicitly provided for herein, a Permitted Entity of a Qualified Stockholder shall not cease to be a Permitted Entity of that Qualified Stockholder solely by reason of the death of that Qualified Stockholder.

“Permitted Transferee” shall mean:

(i) a Family Member of a Qualified Stockholder;

(ii) a Permitted Entity of a Qualified Stockholder;

(iii) in the case of a Transfer by a Permitted Entity of a Qualified Stockholder, such Qualified Stockholder or a Family Member or other Permitted Entity of such Qualified Stockholder; and

(iv) with respect to Advance, any Advance Entity.

“Permitted Trust” shall mean a bona fide trust where each trustee is (i) a Qualified Stockholder, (ii) a Family Member of a Qualified Stockholder, or (iii) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies, and bank trust departments.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable law, or any Governmental Authority or any department, agency, or political subdivision thereof.

“Qualified Stockholder” shall mean: (i) the record holder of a share of Class B Common Stock as of the IPO Date; (ii) the initial record holder of any shares of Class B Common Stock that are originally issued by the Corporation after the IPO Date pursuant to the exercise or conversion of any Option or Convertible Security that, in each case, was outstanding as of the IPO Date; (iii) each natural person who, prior to the IPO Date, Transferred shares of Class B Common Stock (including any Option exercisable or Convertible Security exchangeable for or convertible into shares of Class B Common Stock) to a Permitted Entity that is or becomes a Qualified Stockholder; (iv) each natural person who Transferred shares of, or equity awards for, Class B Common Stock (including any Option exercisable or Convertible Security exchangeable for or convertible into shares of Class B Common Stock) to a Permitted Entity that is or becomes a Qualified Stockholder; and (v) a Permitted Transferee.

“Transfer” of a share of Class B Common Stock shall mean any direct or indirect sale, exchange, redemption, assignment, distribution, encumbrance, hypothecation, gift, pledge, retirement, transfer, conveyance, or other disposition or alienation in any way (whether or not for value and whether voluntarily, involuntarily, or by operation of law), including, without limitation:

(i) assignments and distributions resulting from death, incompetency, bankruptcy, liquidation, and dissolution;

(ii) a transfer to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership); and

(iii) the transfer of, or entering into a binding agreement with respect to the transfer of, Voting Control (as defined below).

Notwithstanding anything to the contrary herein, the term Transfer shall not include the following:

(i) the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders;

(ii) entering into a voting trust, agreement, or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock, that is (a) disclosed in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Corporation, (b) either has a term not exceeding one (1) year or is terminable by the stockholder, and (c) does not involve the payment of cash, securities, property, or other consideration to the stockholder of the shares subject thereto, other than the mutual promise to vote shares in a designated manner; for the avoidance of doubt, any voting trust, agreement, or arrangement entered into prior to the IPO Date shall not constitute a Transfer;

(iii) entering into a support or similar voting agreement (with or without granting a proxy and other customary provisions contained in such agreements, including, without limitation, restrictions on disposition and voting with respect to alternative transactions) in connection with a Change of Control Event that has been approved by the Board of Directors or any agreement to tender shares pursuant to a merger agreement governed by Section 251(h) of the DGCL that has been approved by the Board of Directors;

(iv) (A) the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or other financing transaction, including, without limitation, any form of margin loan, or (B) a bona fide hedging or other derivative transaction (including without limitation a swap, option or forward transaction (or combination thereof)), in each case, for so long as such stockholder continues to exercise Voting Control over such shares; provided, however, that (x) a foreclosure on such shares or other similar action by the pledgee and (y) the settlement of any hedging or derivative transaction by delivery of shares of Class B Common Stock shall constitute a Transfer;

(v) the fact that, as of the IPO Date or at any time after the IPO Date, the spouse of any holder of Class B Common Stock possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a Transfer of such shares of Class B Common Stock; and

(vi) entering into a trading plan pursuant to Rule 10b5-1 under the Exchange Act, with a broker or other nominee; provided, however, that a sale of such shares of Class B Common Stock pursuant to such plan shall constitute a Transfer at the time of such sale.

“Voting Control” means, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement, or otherwise.

“Voting Securities” means the Common Stock (excluding the Class C Common Stock) and any other securities of the Corporation entitled to vote generally in the election of directors of the Corporation.

B.	Preferred Stock.

Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board of Directors as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased, or acquired by the Corporation may be reissued except as otherwise provided by law.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges, and liquidation preferences, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Certificate of Incorporation (including any Certificate of Designation).

ARTICLE VI

For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:

A. General Powers. Except as otherwise expressly provided by the DGCL or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

B. Number of Directors; Election of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect directors, and subject to the terms of the Governance Agreement, the number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors.

C. Term and Removal. Subject to the rights of the holders of any series of Preferred Stock to elect directors and the rights granted pursuant to the Governance Agreement, each director shall hold office until the next annual meeting of the stockholders of the Corporation and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, disqualification, or removal; provided, however, that the term of any Director Designee (as defined in the Governance Agreement) shall expire or terminate as set forth in and in accordance with the terms in the Governance Agreement. No decrease in the number of directors shall shorten the term of any incumbent director. Subject to the rights of the holders of any series of Preferred Stock to elect directors and the rights granted pursuant to the Governance Agreement, the Board of Directors or any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of capital stock representing a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.

D. Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock to elect directors and the rights granted pursuant to the Governance Agreement, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board of Directors that results from the death, disability, resignation, disqualification, or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders unless the Board of Directors determines by resolution that any such vacancy or newly created directorship shall be filled by the stockholders. Subject to the rights granted pursuant to the Governance Agreement, any director elected to fill a newly created directorship or vacancy in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, disqualification, or removal.

E. Preferred Stock Directors. Whenever the holders of any series of Preferred Stock issued by the Corporation shall have the right as provided for herein (including any Certificate of Designation), voting separately as a series or separately as a class with one or more such other series, to elect directors, the election, term of office, removal, and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any Certificate of Designation). Notwithstanding anything to the contrary in this Article VI and subject to the rights granted pursuant to the Governance Agreement, during the period when the holders of any series of Preferred Stock issued by the Corporation shall have the right to elect additional directors, the number of directors to be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to paragraph B of this Article VI, and the total number of directors constituting the whole Board of Directors shall be automatically increased by such number of directors to be elected by the holders of any such series of Preferred Stock and each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, disqualification, or removal. Except as otherwise provided in the Certificate of Designation(s) in respect of any series of Preferred Stock, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of this Certificate of Incorporation (including any Certificate of Designation), the terms of office of all such additional directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification, or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

F. Vote by Ballot. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

ARTICLE VII

A. Consent of Stockholders In Lieu of Meeting. Subject to the rights of the holders of any series of Preferred Stock and the last sentence of this Part A of Article VII, at any time when the holders of Class B Common Stock beneficially own, in the aggregate, at least thirty percent (30%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation may be taken without a meeting, without prior notice, and without a vote, if a consent or consents, setting forth the action so taken, are (i) signed by the holders of the then-outstanding shares of the relevant class(es) or series of stock of the Corporation representing not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation then issued and outstanding (other than treasury stock) entitled to vote thereon were present and voted, and (ii) delivered to the Corporation in accordance with applicable law; provided, however, that when stockholders seek to take action by consent in accordance with this Part A of Article VII, such stockholders shall give the Corporation written notice, setting forth in reasonable detail the action proposed to be taken, not less than ten (10) business days prior to the delivery of the consents taking such action to the Corporation in accordance with the DGCL. Subject to the rights of the holders of any series of Preferred Stock, at any time when the holders of Class B Common Stock beneficially own, in the aggregate, less than thirty percent (30%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and shall not be taken by consent in lieu of a meeting.

B. Special Meetings of Stockholders. Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, at any time only by or at the direction of (i) the Chairperson of the Board of Directors (if any), (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors, or (iv) if at such time the holders of Class B Common Stock hold thirty percent (30%) or more of the voting power of all of the then-outstanding shares of capital stock of the Corporation, the Secretary upon the written request of stockholders holding not less than thirty percent (30%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation, and shall not be called by any other Person or Persons; provided, however, that when stockholders seek to request a special meeting of stockholders in accordance with this Part B of Article VII, such stockholders shall set forth in reasonable detail, in their written request for the special meeting, the action proposed to be taken at such special meeting and shall deliver such request not less than ten (10) business days prior to calling such special meeting.

C. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.

ARTICLE VIII

No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal, or modification of this Article VIII, or the adoption of any provision of the Certificate of Incorporation inconsistent with this Article VIII, shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification, or adoption. If the DGCL is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ARTICLE IX

The Corporation shall have the power to provide rights to indemnification and advancement of expenses to its current and former officers, directors, employees, and agents and to any Person who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.

ARTICLE X

Unless the Corporation consents in writing to the selection of an alternative forum, (i) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action, suit, or proceeding brought on behalf of the Corporation, (b) any action, suit, or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (c) any action, suit, or proceeding arising pursuant to any provision of the DGCL or the Bylaws or this Certificate of Incorporation (as either may be amended from time to time), or (d) any action, suit, or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (ii) subject to the preceding provisions of this Article X, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. If any action, the subject matter of which is within the scope of this Article X, is filed in a court other than, in the case of clause (i) the courts located in the State of Delaware, and in the case of clause (ii) the federal district courts of the United States of America (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of this Article X and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

For the avoidance of doubt, the provisions of this Article X are intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters of, or financial advisors in connection with, any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that Person and who has prepared or certified any part of the documents underlying the offering.

Any Person purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article X. Notwithstanding the foregoing, the provisions of this Article X shall not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

ARTICLE XI

A. To the fullest extent permitted by law, no potential transaction or business opportunity may be deemed to be a corporate opportunity of the Corporation or its subsidiaries unless (i) the Corporation or its subsidiaries would be permitted to undertake such transaction or opportunity in accordance with this Certificate of Incorporation, (ii) the Corporation or its subsidiaries at such time have sufficient financial resources to undertake such transaction or opportunity, (iii) the Corporation or its subsidiaries have an interest or expectancy in such transaction or opportunity, and (iv) such transaction or opportunity would be in the same or similar line of business in which the Corporation or its subsidiaries are then engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business.

B. To the fullest extent permitted by law, no stockholder and no director will be liable to the Corporation or its subsidiaries or stockholders for breach of any duty solely by reason of any activities or omissions of the types referred to in this Article XI, except to the extent such actions or omissions are in breach of this Article XI.

C. Any amendment, repeal, or modification of this Article XI, or the adoption of any provision of the Certificate of Incorporation inconsistent with this Article XI, shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification, or adoption.

ARTICLE XII

A. Section 203 of the DGCL. The Corporation shall not be governed by Section 203 of the DGCL (or any successor provision thereto) (“Section 203”), and the restrictions contained in Section 203 shall not apply to the Corporation, until immediately following the time at which all of the following conditions exist (if ever): (i) Section 203 by its terms would, but for the provisions of this Article XII, apply to the Corporation; (ii) Advance and its affiliates and associates beneficially own less than fifteen percent (15%) of the voting power of the then-outstanding shares of Common Stock; and (iii) the Governance Agreement shall have terminated in accordance with its terms, whereupon the Corporation shall thereafter be governed by Section 203 if and for so long as Section 203 by its terms shall apply to the Corporation.

ARTICLE XIII

A. Amendment of the Certificate of Incorporation. The Corporation reserves the right to amend, alter, change, adopt, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of shares of any class or series of capital stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision of this Certificate of Incorporation inconsistent with Articles V, VI, VII, VIII, XI, XII, and XIII; provided, however, for so long as any shares of Class B Common Stock remain outstanding, the Corporation shall not, without the prior affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by law or this Certificate of Incorporation and subject to the terms of the Governance Agreement, directly or indirectly, amend, alter, change, adopt, or repeal any provision inconsistent with Part A of Article V, Article VII, Article XI, or this proviso of this Part A of Article XIII.

B. Amendment of Bylaws. In furtherance and not in limitation of the powers conferred upon it by the DGCL, the Board of Directors shall have the power to amend, alter, change, adopt, or repeal the Bylaws. The stockholders may not amend, alter, change, adopt, or repeal the Bylaws unless such action is approved, in addition to any other vote required by this Certificate of Incorporation, by the affirmative vote of the holders of at least sixty-six and two-third percent (66 2/3%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, for so long as any shares of Class B Common Stock remain outstanding, the stockholders shall not, without the prior affirmative vote of the holders of at least a majority of the voting power of the then-outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by law or this Certificate of Incorporation and subject to the terms of the Governance Agreement, directly or indirectly, amend, alter, change, adopt, or repeal the Bylaws.

C. Severability. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal, or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality, and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal, or unenforceable that is not itself held to be invalid, illegal, or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees, and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

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